Exhibit 10.4

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of September 15, 2020, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and ADICET THERAPEUTICS, INC., a Delaware corporation formerly known as Adicet Bio, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Amendments.

a)	A new Section 8.9 is added to the Agreement to read as follows:

8.9 Guaranty. If any guaranty of all or a portion of the Obligations, including, without limitation, the Parent Guaranty (a “Guaranty”), ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

b)	Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Warrant” means that certain Warrant to Purchase Stock issued by Guarantor to Bank dated as of September 15, 2020.

“Guarantor” means Adicet Bio, Inc., a Delaware corporation formerly named resTORbio, Inc., and its successors and assigns.

“Parent Guaranty” means that certain Unconditional Secured Guaranty executed by Guarantor in favor of Bank dated as of September 15, 2020.

2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.

3)

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document. A true and correct copy of each of Borrower’s and Guarantor’s certificate of incorporation and bylaws, as in effect as of the date of this Amendment have been delivered to Bank.

4)

This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	The terms of Article 11 of the Agreement are incorporated herein by this reference, mutatis mutandis.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower and Bank;

b)	the Warrant, duly executed by Guarantor and Bank;

c)

the Parent Guaranty, duly executed by Guarantor, along with an officer’s certificate of Guarantor with respect to incumbency and resolutions authorizing the execution and delivery of the Parent Guaranty;

d)	the Certificates for the Shares of Borrower, together with Assignment separate from Certificates, duly executed by Guarantor in blank;

e)	duly executed copies of all agreements, documents and instruments entered in connection with that certain Agreement and Plan of Merger dated as of April 28, 2020;

f)	a financing statement amendment (Form UCC-3) for Borrower;

g)	a financing statement (Form UCC-1) for Guarantor;

h)	updated Certificate of Incorporation and Bylaws for each of Borrower and Guarantor in connection with the name change;

i)	payment of Bank Expenses, which may be debited from any of Borrower’s deposit account maintained with Bank; and

j)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADICET THERAPEUTICS, INC.		PACIFIC WESTERN BANK

By:	/s/ Stewart Abbot	By:	/s/ Steve Kent
Name:	Stewart Abbot	Name:	Steve Kent
Title:	Chief Operating Officer and Chief Science Officer	Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]